UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on the Company’s Current Report of Form 8-K filed with the Securities and Exchange Commission on June 7, 2019, the Company entered into a Consulting Agreement with Blue Horizon Consulting, LLC, a Puerto Rico limited liability company (“Blue Horizon”), to assist with development of Conversion Labs’ telemedicine business for an initial term of 3 years (the “Consulting Agreement”).

On September 29, 2020 (the “Effective Date”), the parties entered into an amendment to the Consulting Agreement (the “Amended Consulting Agreement”) primarily to change the compensation for services provided by Consultant, retroactive to the Effective Date of the Original Consulting Agreement. Pursuant to the Amended Consulting Agreement, Blue Horizon may receive an aggregate of up to 10,000,000 million shares of the Company’s common stock, subject to adjustment, upon the Company reaching certain revenue milestones as set forth therein.

Happy Walters, a member of the Company’s Board, is the sole owner of Blue Horizon. The Amended Consulting Agreement was approved by the Company’s disinterested directors.

The foregoing summary description of the Amended Consulting Agreement is qualified by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended Consulting Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS INC..

Date: September 30, 2020	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer